Exhibit 24.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 2011, with respect to the consolidated financial statements of Seawright Holdings, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ RBSM, LLP

New York, New York

March 14, 2012